Exhibit 4.1

CERTIFICATE OF STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND SEE REVERSE FOR CERTAIN DEFINITIONS AND IMPORTANT NOTICE OF TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP 756109 80 7 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF 6.625% MONTHLY INCOME CLASS F CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE, OF REALTY INCOME CORPORATION transferable on the books of the Company by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. This certificate and the shares represented hereby are issued and are subject to all of the provisions of the Charter and the Bylaws of the Company and any amendments thereto. IN WITNESS WHEREOF, the said Company has caused this certificate to be signed by facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE PF AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS SECRETARY CHAIRMAN

IMPORTANT NOTICE CLASSES OF STOCK THE COMPANY IS AUTHORIZED TO ISSUE TWO CLASSES OF STOCK WHICH ARE DESIGNATED AS COMMON STOCK AND PREFERRED STOCK. THE PREFERRED STOCK MAY BE ISSUED IN ONE OR MORE SERIES OR CLASSES. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SERIES OR CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SUCH SERIES OR CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER MAKING A REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, SINCE THE COMPANY IS AUTHORIZED TO ISSUE PREFERRED STOCK IN SERIES OR CLASSES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OR CLASS TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES. REQUEST FOR SUCH WRITTEN STATEMENT MUST BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE COMPANY. RESTRICTION ON OWNERSHIP AND TRANSFER THE SHARES OF 6.625% MONTHLY INCOME CLASS F CUMULATIVE REDEEMABLE PREFERRED STOCK (“CLASS F PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY’S CLASS F PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING CLASS F PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S CLASS F PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING CLASS F PREFERRED STOCK OF THE COMPANY; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CLASS F PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER CLASS F PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE STOCK OF THE COMPANY BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN CLASS F PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN CLASS F PREFERRED STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP REFERRED TO IN CLAUSE (i), (ii) OR (iii) ABOVE ARE VIOLATED, THE CLASS F PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED IN THE TERMS OF THE CLASS F PREFERRED STOCK AND AS OTHERWISE SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE TERMS OF THE CLASS F PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH TERMS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, AND ANY OTHER INFORMATION REQUIRED BY SECTION 2-211(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND, WILL BE FURNISHED TO EACH HOLDER OF CLASS F PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT THE COMPANY’S PRINCIPAL OFFICE. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE COMPANY. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UTMA – Custodian (Cust) (Minor) TEN ENT – as tenants by the entireties under Uniform Transfers/Gifts to Minors JT TEN – as joint tenants with right of survivorship Act and not as tenants in common (State) Additional abbreviations may also be used though not in above list. For value received hereby sell, assign, and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE